Exhibit 99.1

United Therapeutics Corporation Announces Appointment of Kevin J. Tracey to its Board of Directors

SILVER SPRING, Md. and DURHAM, N.C., January 22, 2026 — United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, announced today that the company’s Board of Directors appointed Kevin J. Tracey, M.D., to its Board on January 21, 2026.

Dr. Tracey is President, CEO, and the Karches Family Distinguished Chair in Medical Research at The Feinstein Institutes for Medical Research. He is a Professor of Molecular Medicine and Neurosurgery at the Donald and Barbara Zucker School of Medicine at Hofstra/Northwell and Executive Vice President, Research, at Northwell Health. A leader in the scientific fields of inflammation and bioelectronic medicine, Dr. Tracey’s contributions include discovery and molecular mapping of neural circuits controlling immunity, as well as identifying the therapeutic action of monoclonal anti-TNF antibodies. Dr. Tracey is the co-founder of several biotechnology companies, including SetPoint Medical, the industry leader in bioelectronic medicine.

“Dr. Tracey brings to our Board a rare combination of scientific leadership, entrepreneurial experience, and groundbreaking research expertise. With his extensive executive leadership at major research institutions, pioneering discoveries in inflammation and bioelectronic medicine, entrepreneurial track record, and numerous patents and influential publications, Dr. Tracey is a visionary researcher who can successfully translate science into commercial applications. I believe his strategic vision and deep scientific expertise will provide invaluable guidance to United Therapeutics' mission and growth,” said Martine Rothblatt, Ph.D., Chairperson and Chief Executive Officer of United Therapeutics.

“I am delighted to join United Therapeutics’ Board of Directors as the company advances its impressive therapeutic pipeline for rare pulmonary diseases and its groundbreaking organ manufacturing development programs. I look forward to supporting United Therapeutics in its patient-driven mission to transform the treatment of rare disease and expand the availability of transplantable organs,” said Dr. Tracey.

“Dr. Tracey is the latest stellar addition to our Board, continuing our strong track record of board refreshment,” said Christopher Causey, Chairperson of the Nominating and Governance Committee of United Therapeutics’ Board of Directors. “Dr. Tracey brings invaluable scientific insight and operational healthcare experience to our Board.”

United Therapeutics: Enabling Inspiration

At United Therapeutics, our vision and mission are one. We use our enthusiasm, creativity, and persistence to innovate for the unmet medical needs of our patients and to benefit our other stakeholders. We are bold and unconventional. We have fun, we do good. We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs.

You can learn more about what it means to be a PBC here: unither.com/pbc.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, Dr. Tracey’s expected contributions to the Board of Directors; the company’s pipeline; and our efforts to innovate for the unmet medical needs of our patients, to benefit our other stakeholders, and to pursue our public benefit purpose of developing novel pharmaceutical therapies and technologies that expand the availability of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language, and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of January 22, 2026, and assume no obligation to update or revise the information contained in this press release whether because of new information, future events or any other reason.

For Further Information Contact:

Investor Inquiries

https://ir.unither.com/contact-ir

Media Inquiries

communications@unither.com

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